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Exhibit 23.1

Consent of Ernst & Young LLP, Independent Auditors

        We consent to the reference to our firm under the caption "Experts" in the Amendment No. 1 to the Registration Statement (Form S-3) and related Prospectus of SuperGen, Inc. for the registration of 11,549,219 shares of its common stock and to the incorporation by reference therein of our report dated February 18, 2003, except for Note 12, as to which the date is February 26, 2003, with respect to the consolidated financial statements of SuperGen, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                      /s/  ERNST & YOUNG, LLP

Palo Alto, California
May 2, 2003

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  Exhibit 23.1
Consent of Ernst & Young LLP, Independent Auditors